UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2007

Centillium Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30649	94-3263530
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

255 Fourier Avenue
Fremont, California    94539
(Address of principal executive offices including zip code)

(510) 771-3700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 27, 2007, Centillium Communications, Inc. (the "Company") entered into a Loan and Security Agreement (the "Loan Agreement") with Silicon Valley Bank ("SVB").

The Loan Agreement provides commitments for up to $10 million of revolving loans (the "Line of Credit"). The Line of Credit may also be used for letters of credit. As security for the Line of Credit, the Company granted SVB a security interest in all of its assets, except for the shares of certain of its foreign subsidiaries and certain of its intellectual property rights. .

The Loan Agreement requires monthly interest payments. Principal payments are not required on the revolving loan until the maturity date.  The maturity date under the Loan Agreement is September 24, 2008, unless sooner terminated. The interest rate on any outstanding loans is SVB's prime rate as then in effect and any adjustments to the interest rate are effective on the effective date of any prime rate changes.

For the Line of Credit, the Company is obligated to pay the following fees:

  A commitment fee of $75,000 (with $37,500 to be paid on the effective date of the Loan Agreement and the remaining $37,500 to be paid on the maturity date);
  An unused revolving line facility fee in an amount equal to one-half of one percent (0.50%) per annum of the average unused portion of the Line of Credit. This fee is payable quarterly, in arrears, on a calendar year basis; and
  For any letters of credit, SVB's customary fees and expenses including a letter of credit fee of two percent (2%) per annum of the face amount of each letter of credit issued.

The Loan Agreement requires the Company to be in compliance with various covenants, including restrictions on asset and stock acquisitions, dispositions, mergers, changes in business, incurrence of indebtedness and encumbrances on assets, distributions, and investments (including investments in its subsidiaries), and a Quick Ratio test and a Tangible Net Worth test.

As of October 2, 2007, the Company has drawn down $1.5 million from the Line of Credit. Further draws and other extensions of credit under the Loan Agreement are subject to specified conditions, including the continued accuracy of the Company's representations and the absence of a material adverse change (defined to include a material impairment in the value of the collateral or in SVB's prospects of repayment) involving the Company since June 30, 2007. Events of default under the Loan Agreement include, among others, the occurrence of a material adverse change since June 30, 2007, certain uncured violations of the Company's covenants, and defaults under other material indebtedness of the Company.

The foregoing summary description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement, which is attached hereto as Exhibit 10.58 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)   Exhibits

Exhibit Number	Description
Exhibit 10.58	Loan and Security Agreement dated September 27, 2007 by and between Silicon Valley Bank and Centillium Communications, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned therunto duly authorized.

Centillium Communications, Inc.

By:	/s/ Linda Reddick

Linda Reddick
Chief Financial Officer

Dated: October 2, 2007

EXHIBIT INDEX
Exhibit Number	Description
Exhibit 10.58	Loan and Security Agreement dated September 27, 2007 by and between Silicon Valley Bank and Centillium Communications, Inc. (PDF format provided as a courtesy).